EXHIBIT 10.52

LICENSE AND SERVICE AGREEMENT

THIS LICENSE AND SERVICE AGREEMENT (“Agreement”), by and between TCG/EURIS ALAMEDA, L.P., a Delaware limited liability company (“Licensor”), and DIGITAL DOMAIN INC., a Delaware corporation (“Customer”) is entered into as of October 15, 2007.

1.           INTRODUCTION

Licensor operates the Building, or a portion thereof, and has agreed to provide the Space (if applicable) and applicable Services to Customer in accordance with the provisions of this Agreement.  Customer has agreed to pay the Service Fees, License Fees and all other amounts in this Agreement to Licensor and to comply with the terms of this Agreement. Any Addenda, Order Forms and/or any other documents executed by Licensor and Customer in connection herewith, including, without limitation, documents, orders and/or service requests completed and submitted (or executed) by way of the Internet or other electronic or online means, including, without limitation the Customer Resource Center, and accepted by Licensor in its sole and absolute discretion, are incorporated into and made part of this Agreement (and all references herein to this “Agreement” shall include such Addenda, Order Forms and other documents).  All capitalized terms that are not otherwise defined in this Agreement are defined in Section 13 below.

2.           SERVICES; TERM; PAYMENT

2.1           General.  Customer shall, for the applicable term of this Agreement, license the Space from Licensor (if applicable), and pay all amounts under this Agreement in connection therewith, and license and pay for the applicable Services to be provided to Customer pursuant to the terms of this Agreement.  Licensor shall provide the applicable Services to Customer (to the extent expressly set forth in any Addendum, Order Form or other document executed by Licensor and Customer in connection herewith) subject to and in accordance with the provisions of this Agreement.  Subject to the terms and conditions of this Agreement, Licensor grants Customer a limited license to use the Space in accordance with this Agreement, but only to the extent expressly set forth in an Addendum, Order Form and/or any other documents executed by Licensor and Customer in connection herewith.  Notwithstanding anything to the contrary set forth in this Agreement, Licensor may, from time to time, in its sole and absolute discretion, delegate any of its obligations under this Agreement and/or designate any third party to receive payment of amounts under this Agreement.  Except with respect to Customer's right to use the interior of any applicable cabinet or cage constituting the “Space” under this Agreement (specifically excluding conduits and innerducts, the use of which shall be on a non-exclusive basis, except as may be expressly set forth to the contrary in any applicable Addendum or Order Form executed by Licensor in connection herewith), all rights of Customer, and all Space and Services, shall be on a non-exclusive basis (and Customer expressly acknowledges that Licensor, Licensor's designees, other customers, licensees and/or third parties may also be using such applicable Space and/or Services, as designated by Licensor from time to time).

2.2           Term; Charges.  The term of this Agreement with respect to any Space and any particular Service shall be as indicated on the Addendum, Order Form and/or other agreements in connection herewith signed by Customer and Licensor.  Upon the expiration or earlier termination of the term of this Agreement with respect to a particular Service, Licensor may (in its sole and absolute discretion) discontinue such Service.  If Customer holds over in the Space (i.e., continues to use or occupy the Space after the expiration or earlier termination of the term of this Agreement with respect to the Space, including, without limitation, by leaving Customer Equipment in the Space), the same shall be from month-to-month only, and shall not constitute a renewal or an extension for any further term, and, in such case, Customer shall pay Licensor monthly Service Fees and License Fees (plus any other fees) equal to two-hundred percent (200%) of the monthly Service Fees and License Fees (and any other fees) in effect during the final month of the term of this Agreement for the Space (without taking into account any credit, abatement or reduction), in addition to all other amounts payable by Customer in connection with this Agreement.  During this month-to-month term for the Space, either party may, in its sole and absolute discretion, terminate this Agreement with respect to the Space (and any other items on such month-to-month term) (including, without limitation, any applicable Addenda and Order Forms) upon thirty (30) days prior written notice (which notice may be given at any time during any particular month).  Without limiting the foregoing, if Customer uses or benefits from any other Services after the expiration or earlier termination of the term of this Agreement for the Services in question, then, without limiting any other of Licensor's rights or remedies, Customer shall pay Licensor monthly Service Fees (plus any other fees) equal to two-hundred percent (200%) of the monthly Service Fees (and any other fees) in effect during the final month of the term of this Agreement for the applicable Services (without taking into account any credit, abatement or reduction), in addition to all other amounts payable by Customer in connection with this Agreement.  Nothing contained in this Section 2.2 shall be construed as consent by Licensor to any holding over or to any use of the Space or Services after the expiration or earlier termination of the term of this Agreement with respect thereto.

2.3           Payment.  Customer shall pay all Service Fees, License Fees, and all other monthly recurring amounts in connection with this Agreement, in advance, on the first day of each month, without demand, setoff or deduction.  Except to the extent otherwise specified in this Agreement, any amounts payable by Customer that are not monthly recurring amounts, shall be paid by Customer within fifteen (15) days after Customer's receipt of an invoice from, or on behalf of, Licensor with respect thereto; provided, however, any Non-Recurring Fees set forth in the Addendum(s) attached hereto shall be paid by Customer to Licensor concurrently with Customer's execution of the applicable Addendum (except to the extent otherwise set forth in the applicable Addendum).  Under no circumstances shall Customer be entitled to any refund of any Non-Recurring Fees (or any other amounts), including, without limitation, in connection with any termination of this Agreement.  If Service Fees, License Fees or other amounts in connection with this Agreement are not paid within five (5) days from when due, (a) a late fee of five percent (5%) of the overdue amount shall be due and payable by Customer, (b) such overdue amount will accrue interest from ten (10) days after the date due to the date of payment, at an interest rate equal to one and one-half percent (1.5%) per month, compounded monthly (or the maximum rate permitted by law, if less), and (c) Customer shall reimburse Licensor for all of its attorneys’ fees and costs and expenses (collectively, the “Recovery Amounts”) associated with Licensor’s recovery or attempted recovery of Service Fees, License Fees or other amounts payable under this Agreement.  The parties agree that it would be impracticable or extremely difficult to fix Licensor's actual damages in the event of a late payment.  Such charges for interest and late payments and Recovery Amounts are separate and cumulative and are in addition to and shall not diminish or represent a substitute for any or all of Licensor's rights or remedies under any other provision of this Agreement.  All payments to Licensor are exclusive of all applicable taxes, fees or levies, now or in the future imposed on the transaction or the delivery of Services, all of which Customer shall pay in full as invoiced by Licensor.

2.4           Payment Due Upon Execution. The following sums shall be due and payable by Customer to Licensor upon Customer's execution of this Agreement and shall be sent with Customer's executed copies of this Agreement to Licensor: (a) any Non-Recurring Fees set forth in the attached Addendum; (b) the first installment of the Monthly License Fees and Monthly Service Fees set forth in the attached Addendum (the first installment shall be equal to such fees for the first month of the Term where such fees are greater than $0); and (c) a Security Deposit in the amount set forth in the attached Addendum.

2.5           No Utilities Obligations.  Notwithstanding anything to the contrary set forth in this Agreement, unless and to the extent otherwise agreed to in writing by Licensor (in its sole and absolute discretion), Licensor shall have no obligation to provide any electricity, power, water, gas, other utilities or janitorial (or cleaning) services.  In any event, (a) Customer shall comply with all rules and regulations which Licensor may establish for the proper functioning and protection of the Building air conditioning, heating, elevator, electrical, cabling and wiring and plumbing systems, and (b) Licensor shall not be liable for, and there shall be no abatement as a result of, any stoppage, reduction or interruption of any utilities or services caused by governmental rules, regulations or ordinances, riot, strike, labor disputes, breakdowns, accidents, necessary repairs or other cause.

3.           SPACE; CUSTOMER EQUIPMENT; CONNECTIONS

3.1           Installation. After obtaining authorization from Licensor, Customer may install Customer Equipment in the Space; the layout, contents and weights of the Customer Equipment shall be subject to the prior written consent of Licensor (not to be unreasonably withheld or delayed).  Customer agrees to provide Licensor, from time to time promptly following any request from Licensor, with a list of Customer Equipment, and to install and operate the Customer Equipment, including, without limitation, cross-connections, cabling and conduit, only in the locations and as otherwise specified in this Agreement.  Customer shall, at Customer's sole cost and expense, comply with all of Licensor's and Licensor's engineers' floor load requirements affecting the Space and/or Building (as such requirements may be modified by Licensor from time to time) and shall, at Customer's sole cost and expense, comply with all requirements of Licensor and Licensor's engineers with respect to the floors, ceilings, walls, structure and systems of the Space and/or Building.  Without providing Customer with any rights not expressly set forth in this Agreement, (a) all cable runs, conduit and sleeving shall be installed by Customer, at its sole cost and expense, in a good workmanlike manner, and cables and transmission lines shall be routed and attached by Customer, at its sole cost and expense, in accordance with current, state of the art, industry practices and the terms of this Agreement; and (b) the Customer Equipment, and any other property of Customer in the Space and/or Building, shall be clearly identified by Customer, at its sole cost and expense.  Licensor assumes no responsibility for the licensing, operation and/or maintenance of the Customer Equipment (and/or any other property of Customer or any other party related to Customer in any manner).

3.2           Access and Use.  Access to and/or use of the Space and Building by Customer and/or any of the Customer Parties (as defined in Section 8 below) shall be in accordance with Licensor’s and Licensor's designee's security and access policies  (as the same may be modified by Licensor from time to time) and Licensor's and Licensor's designee's rules and regulations (as the same may be modified by Licensor from time to time), including, without limitation, those relating to the Building, and the terms of this Agreement.  Licensor shall have the right, but not the obligation, to restrict access to those representatives of Customer who are specified in writing by Customer.  Customer shall have no license to access, use, operate or store Customer Equipment (including, without limitation fiber, cabling and any other items) in any location other than the Space expressly specified in this Agreement.  Licensor shall have access to the Space in order to perform Services, maintenance or repairs, to make alterations, or to show or inspect the Space.  Licensor shall have no liability in connection therewith.  Licensor may, without liability, modify or suspend Services as necessary to comply with any law or regulation or Licensor policy, as reasonably determined by Licensor. The terms of Section 9.5 below shall apply in connection with any such modification or suspension.  Customer shall, at its sole cost and expense, comply with all matters of record, generally accepted industry standards and Licensor’s rules and regulations, including, without limitation, security and access policies.  Customer may use the Space only for purposes of storing, maintaining and operating Customer Equipment in a manner consistent with the business and operations of the Building and otherwise reasonably acceptable to Licensor.  Customer shall not use the Space for general office use or for any other purpose.  Customer shall not interfere with the use or operations of the Building by Licensor, or other customers, occupants, licensees, invitees or designees of Licensor.  If Customer or the Customer Equipment interferes with the use or operations of the Building, or with any operations or equipment of Licensor or any customer, licensee, occupant or Licensor designee in the Building, Customer shall immediately eliminate all such interference, at Customer's sole cost and expense.  No work, installation, removal, improvements or alterations to the Space (including, without limitation, any installation of contents in any conduit and/or innerduct that is part of the Space) or Building shall be performed by or on behalf of Customer unless approved in writing and in advance by Licensor (in Licensor's sole and absolute discretion), and Customer shall not cause or allow any liens to be imposed upon the Building (or any portion thereof).

Without limiting the foregoing, in connection with this Agreement and/or any use and/or other activities by or on behalf of Customer in the Space and/or Building (including, without limitation, any work performed by or on behalf of Customer and any use of the Space or Services), (a) Customer shall, at its sole cost and expense, comply at all times with all laws, rules, regulations, codes and ordinances which may be in effect from time to time (including, without limitation, those set forth by the Federal Communications Commission); and (b) Customer shall obtain and continuously maintain, at its sole cost and expense, all necessary or required approvals, permits, certificates and licenses, and Licensor shall have no obligation in connection with the same.    Without limiting the foregoing, Customer shall, at Customer's sole cost and expense, comply at all times with any Federal, state or local law, rule or regulation pertaining to non-ionizing radiation or electromagnetic emissions, that is either currently enacted or that may become enacted or promulgated.

Additionally, without limiting the foregoing, Customer shall not commit or allow to be committed or exist: (i) any waste in the Space or Building, (ii) any public or private nuisance, or (iii) any act or condition which disturbs the quiet enjoyment of any other occupant or customer in the Building, violates any of Licensor's contracts affecting any or all of the Building, creates or contributes to any work stoppage, strike, picketing, labor disruption or dispute, or causes any impairment or reduction of the good will or reputation of the Building.  Customer shall not use any apparatus, machinery, device or equipment in or about the Space or Building which may cause any substantial or unreasonable noise or vibration in the Space or Building.  Customer shall not distribute leaflets or other advertising material in the Building or take any action which in the exclusive judgment of Licensor would constitute a nuisance or would disturb or endanger Licensor or other occupants, licensees, customers or other parties in the Building, nor do anything which would tend to injure the reputation of the Building.

Notwithstanding anything to the contrary set forth in this Agreement, except to the extent expressly set forth in an Addendum or Order Form (or other document executed by Licensor and Customer in connection herewith), Customer shall not be entitled (A) to access or use outside of the Space (if any) any conduits, innerducts, shafts, risers,  fiber, wiring or cabling; (B) to use or access any portion of the Building outside of the Space (if any); (C) to make connections with any other customer or other party in the Building; (D) to have any conduits, innerducts or connections “stop-off” in any room outside of the Space (if any) or any portion of the Building outside the Space (if any); (E) to use or consume any power, electricity, water, gas or other utilities or services; or (F) to use any racks in the Space.  Without limiting any other rights and remedies of Licensor, in the event of a breach of the preceding sentence, Customer shall be obligated to pay to Licensor, without offset or deduction, within five (5) business days after demand (which demand may be made from time to time and at any time), the “Unjust Enrichment Charge”.  The “Unjust Enrichment Charge” means one hundred fifty percent (150%) of the amount that Licensor determines that it would charge an unaffiliated third-party customer for the item in question for the entire period of time during which the use or access, as applicable, occurred.

3.3           Cross-connections. If Customer is entitled to cross-connections under this Agreement, then Customer shall follow the procedures and rules set forth in this Agreement, and shall pay (in accordance with an invoice delivered by Licensor, or as otherwise specified in this Agreement) Licensor's standard charges for the cross-connections, as specified and modified by Licensor from time to time. Notwithstanding anything to the contrary set forth herein, Customer shall not have any right to perform cross-connections except to the extent otherwise agreed to in writing by Licensor (in its sole and absolute discretion). Except to the extent otherwise designated by Licensor (in its sole and absolute discretion), all cross-connections by or on behalf of Customer shall be via the MUX and MDF Rooms then offered by Licensor from time to time and no cross-connections shall be performed in any other manner or location, unless otherwise designated by Licensor in writing, in its sole and absolute discretion. Customer acknowledges that none of the Indemnified Parties (as defined in Section 8 below) has made any representations or warranties regarding Customer’s ability to interconnect with other customers, licensees or other parties. Customer’s inability to interconnect with other customers, licensees or other parties shall not affect Customer’s obligations under this Agreement, and Licensor shall have no obligations or liabilities in connection therewith.

3.4           Peering/Data Exchange.  If Customer is entitled to Any2 Subscriber Services under the Addendum and/or any Order Form then, subject to availability, Customer shall have the right to request a connection to Licensor’s Any2 router (“Any2 IX Platform”) in order to peer into and/or exchange unprotected data with other Any2 subscribers authorized by Licensor (“Any2 Subscribers”), provided that Customer follows the procedures and rules set forth in this Section 3.4, in the Addendum, in Licensor's rules and regulations (as the same may be modified by Licensor from time to time), and the other terms and conditions of this Agreement (as the same may be modified by Licensor from time to time). Customer shall be solely responsible for obtaining any and all approvals from other Any2 Subscribers prior to engaging in any peering into and/or exchanging unprotected data with other Any2 Subscribers (collectively, “Peering”) through the Any2 IX Platform. Customer shall be fully responsible for any and all agreements with and/or payments due to and from other Any2 Subscribers for services performed between Customer and any Any2 Subscribers. The manner and timing of any and all connections to the Any2 IX Platform and any and all Peering on the Any2 IX Platform will be as designated by Licensor and is subject to Licensor’s rules and regulations, as the same may be modified by Licensor from time to time. Customer acknowledges that Licensor has made no representations or warranties regarding Customer’s ability to engage in Peering with other Any2 Subscribers on the Any2 IX Platform. Customer’s inability to engage in Peering with other Any2 Subscribers on the Any2 IX Platform shall not affect Customer’s obligations under this Agreement, and Licensor shall have no obligations or liabilities in connection therewith.

3.5           Removal of Customer Equipment.  If Customer wants to remove any Customer Equipment during the Term of this Agreement, Customer shall provide Licensor with a prior written request therefore and a written description of the Customer Equipment to be removed. Upon request, Customer shall pay any and all past-due Service Fees, License Fees and other sums payable to Licensor under this Agreement prior to removal of the Customer Equipment.

3.6           Relocation.  Licensor shall have the right, from time to time (in its sole and absolute discretion), to relocate the Customer Equipment and/or Space. In connection with any such relocation, Licensor shall use commercially reasonable efforts to minimize disruption with Customer’s use of the Services, and Customer shall cooperate in good faith with Licensor to facilitate such relocation.  Licensor shall be responsible for the reasonable, out-of-pocket costs for direct labor paid by Customer to unaffiliated third parties in connection with such relocation (but not any other costs incurred by Customer).  Notwithstanding the foregoing, if such relocation is due to interference of Customer Equipment or otherwise required because of Customer, Customer shall be responsible for the costs of such relocation, including, without limitation, all costs incurred by Licensor and Customer.

3.7           Security.  Customer shall comply with Licensor's rules and policies governing security.  Licensor does not guarantee the security of the Customer Equipment or the Space or Building, and Customer agrees that Licensor will not be liable for any inability, failure or mistake in doing so, unless such inability, failure or mistake was due to Licensor’s own willful misconduct or gross negligence.  Customer shall provide to the Building manager any keys or any other means necessary to access the Space and Customer Equipment during emergencies.  Licensor shall have no liability in connection with any such access.

3.8           Removal of Cabling.  If Licensor so elects, Customer shall, within five (5) business days after demand by Licensor, remove any unused and/or dead cables of Customer (without giving Customer any rights to cabling not expressly set forth in this Agreement), and promptly repair all damage resulting from such removal.  In any event, to the extent designated by Licensor (in its sole and absolute discretion), upon the expiration or earlier termination of the term of this Agreement with respect to any applicable item, Customer shall immediately remove all wiring and cabling relating to the item in question and shall promptly repair all damage resulting from such removal.

4.           CERTAIN CUSTOMER OBLIGATIONS

4.1           Representations and Warranties of Customer.  Customer represents and warrants to Licensor that at all times (a) Customer has the legal right and authority, and will maintain the legal right and authority during the Term of this Agreement, to install and use the Space, Services and Customer Equipment as contemplated under this Agreement, (b) the performance of Customer's obligations under this Agreement and use of Services, the Space and the Customer Equipment will not violate applicable manufacturer’s specifications, or any applicable laws, rules, regulations, codes or ordinances, or any policies or rules of Licensor, or interfere with Licensor or other customers, designees, occupants, or licensees, or with the use of services by Licensor or any customers, licensees or other occupants of the Building, and (iii) the person or persons executing this Agreement on behalf of Customer is or are authorized to do so.

 Customer also represents and warrants to Licensor that:

(i)           Customer is not now nor shall it be an individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, real estate investment trust, government or any agency or political subdivision thereof, or any other form of entity (collectively, a “Person”) with whom a United States citizen, entity organized under the laws of the United States or its territories or entity having its principal place of business within the United States or any of its territories (collectively, a U.S. Person), is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders and lists published by the Office of Foreign Assets Control, Department of the Treasury (OFAC) (including those executive orders and lists published by OFAC with respect to Persons that have been designated by executive order or by the sanction regulations of OFAC as Persons with whom U.S. Persons may not transact business or must limit their interactions to types approved by OFAC [Specially Designated Nationals and Blocked Persons]) or otherwise.

   (ii)           Neither Customer nor any Person who owns a direct interest in Customer (collectively, a “Customer PA Party”) is now nor shall be at any time a Person with whom a U.S. Person, including a United States Financial Institution as defined in 31 U.S.C. 5312, as periodically amended (Financial Institution), is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders and lists published by the OFAC (including those executive orders and lists published by OFAC with respect to Specially Designated Nationals and Blocked Persons) or otherwise.

   (iii)        Customer has taken, and shall continue to take, such measures as are required by law to assure that the funds used to pay amounts in connection with this Agreement are derived (A) from transactions that do not violate United States law nor, to the extent such funds originate outside the United States, do not violate the laws of the jurisdiction in which they originated; and (B) from permissible sources under United States law and to the extent such funds originate outside the United States, under the laws of the jurisdiction in which they originated.

(iv)     To the best of Customer's knowledge after making due inquiry, neither Customer nor any Customer PA Party, nor any Person providing funds to Customer (A) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, any crimes which in the United States would be predicate crimes to money laundering, or any violation of any Anti Money Laundering Laws; (B) has been assessed civil or criminal penalties under any Anti-Money Laundering Laws (as defined herein); or (C) has had any of its funds seized or forfeited in any action under any Anti Money Laundering Laws.   The term Anti-Money Laundering Laws shall mean laws, regulations and sanctions, state and federal, criminal and civil, that (1) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (2) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotics dealers or otherwise engaged in activities contrary to the interests of the United States; (3) require identification and documentation of the parties with whom a Financial Institution conducts business; or (4) are designed to disrupt the flow of funds to terrorist organizations.  Such laws, regulations and sanctions shall be deemed to include the USA PATRIOT Act of 2001, Pub. L. No. 107-56 (the Patriot Act), the Bank Secrecy Act, 31 U.S.C. Section 5311 et. seq., the Trading with the Enemy Act, 50 U.S.C. App. Section 1 et. seq., the International Emergency Economic Powers Act, 50 U.S.C. Section 1701 et. seq., and the sanction regulations promulgated pursuant thereto by the OFAC, as well as laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957.  Customer represents and warrants that it is in compliance with any and all applicable provisions of the Patriot Act.  Customer agrees to cooperate with Licensor, and to cause each Customer PA Party to cooperate with Licensor, in providing such additional information and documentation on Customer's and each Customer PA Party's legal or beneficial ownership, policies, procedures and sources of funds as Licensor deems necessary or prudent to enable Licensor to comply with Anti Money Laundering Laws as now in existence or hereafter amended.

Without limiting Section 12.22 below, the provisions of this Section 4.1 shall expressly survive the expiration or earlier termination of this Agreement.

4.2           Damage/Repair. If any of the Customer Parties (as defined in Section 8 below) damages any portion of the Building or Space, or any equipment of Licensor or any customer, licensee, occupant or designee of Licensor, then, without limiting any other rights or remedies, Licensor shall have the right and may, in its sole and absolute discretion, repair such damage and Customer shall immediately reimburse Licensor for all costs and expenses incurred in connection therewith, together with an administrative fee in the amount of fifteen percent (15%) of all such costs and expenses.

4.3           Hazardous Materials.  Customer shall not cause or permit any Hazardous Material (as defined below) to enter or be brought, kept or used in or about the Space and/or Building by any of the Customer Parties (as defined in Section 8 below).  Customer acknowledges that some of its waste may be subject to the Universal Waste regulations of Article 11 of Title 22 of the California Administrative Code, Division 4.5, Chapter 23.  Customer agrees to comply with such Universal Waste regulations and not dispose of Universal Waste, as defined in those regulations, in quantities exceeding the thresholds established in the regulations.  Customer indemnifies Licensor and the Indemnified Parties (as defined in Section 8 below) from and against any breach by Customer of the obligations stated in this Section 4.3, and shall indemnify, defend and hold Licensor and the Indemnified Parties harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities, and losses as a result of such breach.  As used herein, the term “Hazardous Material” means any hazardous, toxic or other substance, material, or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government.  Without limiting Section 12.22 below, the provisions of this Section 4.3 shall expressly survive the expiration or earlier termination of this Agreement.

5.           INSURANCE

5.1           Customer Minimum Insurance Levels.  Customer shall, at its sole cost and expense, procure and maintain the following insurance during the term of this Agreement: (a) comprehensive general liability insurance in an amount not less than Two Million Dollars ($2,000,000.00) per occurrence and Three Million Dollars ($3,000,000.00) in the annual aggregate for bodily injury and property damage including products liability coverage if applicable, owners and contractors protective coverage, blanket contractual coverage including both oral and written contracts, and personal injury coverage, covering the insuring provisions of this Agreement and the performance by Customer of the indemnity and exemption of Licensor from liability agreements set forth in this Agreement; (b) a policy of standard fire, extended coverage and special extended coverage insurance (all risks), including a vandalism and malicious mischief endorsement and sprinkler leakage coverage, in an amount equal to the full replacement value new without deduction for depreciation of all Customer Equipment and other property of Customer in the Building and/or Space; (c) business interruption, loss of income and extra expense insurance covering any failure or interruption of the Customer Equipment (including, without limitation, telecommunications equipment) and covering all other perils, failures or interruptions sufficient to cover a period of interruption of not less than twelve (12) months; and (d) workers compensation insurance or employer’s liability insurance in an amount not less than that required by applicable law.  Such insurance shall be with insurers having a rating of not less than A-VIII in Best's Insurance Guide; shall not have a deductible amount in excess of $10,000 in the aggregate; shall name Licensor and any other parties identified by Licensor from time to time, such as its lenders, representatives, managers and affiliates, as additional insureds (Licensor and such additional parties shall be referred to herein as the “Additional Insureds”); shall provide that Customer's insurance is primary and that any insurance carried by Licensor or any other Additional Insured is excess and non-contributing; shall provide that such insurance cannot be canceled or modified upon less than thirty (30) days prior written notice to Licensor and any other Additional Insured. Prior to any installation of Customer Equipment in the Space and prior to any expiration date of the insurance policies, Customer will furnish copies of certificates which evidence that Customer has obtained and maintains the insurance coverage required hereunder. Upon request by Licensor, Customer will provide copies of all required insurance policies.  If Customer does not obtain and maintain such insurance or furnish Licensor with renewals or binders in a timely manner, Licensor may (but shall not be required to), in addition to all other rights and remedies, procure said insurance on Customer's behalf and charge Customer the cost thereof, which amount shall be payable by Customer upon demand with interest at the maximum rate permitted by applicable law from the date such sums are expended.  Customer shall carry and maintain during the entire term of this Agreement, at Customer's sole cost and expense, increased amounts of the insurance required to be carried by Customer pursuant to this Section 5.1 and such other reasonable types of insurance coverage and in such reasonable amounts as may be reasonably required by Licensor from time to time.

5.2           Waiver of Subrogation.  Licensor and Customer hereby waive and shall cause their respective property insurance carriers to waive any and all rights of recovery, claim, action or causes of action against the other and their respective trustees, principals, members, affiliates, beneficiaries, partners, officers, directors, agents, employees and lenders, for any loss or damage that may occur to Licensor or Customer or any party claiming by, through or under Licensor or Customer, as the case may be, with respect to any Customer Equipment or the Space or Building, including all rights of recovery, claims, actions or causes of action arising out of the negligence of Licensor or the negligence of Customer which loss or damage is (or would have been, had the property insurance required by this Agreement been carried) covered by property insurance.

5.3           Customer's Contractors.  Customer shall require that its contractors (and any subcontractors) and any other party performing work for Customer, carry and maintain, and provide evidence thereof to Licensor, insurance policies evidencing insurance acceptable to Licensor, including, without limitation, Builder's Risk insurance and commercial general liability insurance, in amounts acceptable to Licensor.

6.	INTELLECTUAL PROPERTY

Customer is and shall remain exclusively entitled to all right, title and interest in and to all of Customer’s Technology and its Confidential Information and Licensor is and shall remain exclusively entitled to all right, title and interest in and to all of Licensor’s Technology and its Confidential Information. Neither party shall, directly or indirectly, reverse engineer, decompile, disassemble or otherwise attempt to derive source code or other trade secrets from the property of the other party.

7.            NO LEASE OR EASEMENT

This Agreement (including, without limitation, any Addenda and any Order Forms) is a services agreement and does not constitute a lease, sublease or easement of or with respect to real property.  Customer acknowledges and agrees that it has been granted only a limited and non-exclusive (if applicable) license to use the Space, as applicable, in accordance with the terms and conditions in this Agreement, and to obtain the Services, as applicable, in accordance with the terms and conditions in this Agreement.  Licensor reserves the right to lease and/or license other portions of the Building to other parties for telecommunications purposes, or for any other purposes, including, without limitation, parties that may be direct competitors of Customer, engaging in the same business at the Building as is being engaged in by Customer in the Space or Building.  Licensor makes no representations or warranties regarding the makeup of the licensees or other occupants in the Building, or the business to be conducted in the Building by any other party.  Licensor shall be free, in its sole and absolute discretion, to enter into leases, licenses and other agreements with respect to the Building and/or Services, with any parties, and on any terms, that Licensor desires from time to time in its sole and absolute discretion.

8.            NO THIRD PARTY BENEFICIARIES; INDEMNIFICATION

Licensor and Customer agree that there shall be no third party beneficiaries to this Agreement.  Customer shall and does hereby indemnify, defend, protect and hold harmless Licensor and its officers, members, partners, affiliates, representatives, lenders, directors, principals, managers and employees, together with all of their respective successors and assigns (together with Licensor, collectively, the “Indemnified Parties”), from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities, and losses (including, but not limited to, reasonable attorneys’ fees and costs) resulting from any claim, suit, action, or proceeding brought by any third party against any Indemnified Party alleging (a) the infringement or misappropriation of any intellectual property right or other unlawful or illegal wrongdoing by Customer or any of the Customer Parties (as defined below) relating to the delivery or use of the Space or Services by Customer, its customers, members, affiliates, partners, representatives, officers, directors, principals, licensees, invitees, representatives, employees, agents and/or sublicensees, and their respective successors and assigns (together with Customer, collectively, the “Customer Parties”); (b) personal or physical injury or property damage caused by any of the Customer Parties; (c) any work done at the Building by or for any of the Customer Parties, (d) any negligent or willful act or omission by any of the Customer Parties, or any breach of this Agreement by Customer; (e) any damages arising out of the Services or the Space or the failure of Services, or the use by any of the Customer Parties of the Space or Building, and/or (f) the destruction or damage to Customer Equipment or any other property of any of the Customer Parties, except as caused by Licensor’s gross negligence or willful misconduct.  Without limiting Section 12.22 below, the provisions of this Section 8 shall expressly survive the expiration or earlier termination of this Agreement.

9.            MAINTENANCE AND REPAIR; DAMAGES

9.1           Damage to Customer Equipment.  Customer shall, at its sole cost and expense, maintain and repair the Space and Customer Equipment in good condition and repair, consistent with the character of a first-class building, and shall be responsible for all costs and expenses relating to the maintenance and/or repair of the Space and/or Customer Equipment (except to the extent otherwise designated by Licensor).  Licensor assumes no liability for, and Customer hereby releases Licensor and the Indemnified Parties for, any damage to, or loss of, any Customer Equipment resulting from any cause (except Licensor’s own willful misconduct or negligence), and Customer assumes full responsibility for protecting the Customer Equipment. In any event, Licensor and the Indemnified Parties shall not, under any circumstances, be liable for any damage resulting from any type of conduct if such loss is covered by Customer’s insurance.  Licensor shall not be liable for lost data or software.

9.2           Limitation of Damages.  Licensor’s liability arising out of or relating to this Agreement, including without limitation on account of performance or nonperformance of obligations hereunder, regardless of the form of the cause of action, whether in contract, tort (including without limitation negligence), statute or otherwise, shall be subject to the other terms of this Agreement and shall in no event exceed the amounts paid by Customer to Licensor for the Services which are the subject matter of the claim or, if it does not relate to specific Services, to one hundred percent (100%) of all amounts paid by Customer to Licensor under this Agreement.  Without limiting the foregoing, anything in this Agreement, either expressed or implied, to the contrary notwithstanding, Customer acknowledges and agrees that each of the covenants, undertakings and agreements herein made on the part of Licensor are made and intended not as personal covenants, undertakings and agreements of any of the Indemnified Parties, or for the purpose of binding any of the Indemnified Parties personally, and that no personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforceable against any of the Indemnified Parties.

9.3           Waiver of Certain Damages.  Notwithstanding anything to the contrary contained in this Agreement, Licensor (and the other Indemnified Parties) shall not, under any circumstances, be liable for any consequential, indirect, punitive, exemplary or special damages of any nature, or for any loss of data, lost revenues, lost profits, loss of business or anticipatory profits, regardless of the form of action, whether in contract, tort (including, without limitation, negligence), strict liability or otherwise.

9.4           Warranty Limitation.  Neither Licensor nor any of the other Indemnified Parties makes any express and/or implied warranties of any kind, including, but not limited to, warranties of fitness for a particular purpose, merchantability, noninfringement of intellectual property rights and title, or any warranties arising from a course of dealing, usage, or trade practice.

 9.5           Failure of Services. Notwithstanding anything to the contrary set forth in this Agreement, and without limiting any other waivers or limitations set forth in this Agreement, Customer shall have no termination or abatement rights in the event that Customer is unable to use or properly utilize any Services, including without limitation as a result of any failure of Services or as a result of Customer’s inability to interconnect or cross connect.  Without limiting the foregoing, Licensor shall not be liable for, and there shall be no abatement or termination right, as a result of, any stoppage, reduction or interruption of any such services caused by governmental rules, regulations or ordinances, riot, strike, labor disputes, breakdowns, accidents, necessary repairs or other cause.

9.6           Survival.  Without limiting Section 12.22 below, the provisions of this Section 9 shall expressly survive the expiration or earlier termination of this Agreement.

10.          DEFAULT; REMEDIES

10.1           Default.  The term “Default” is defined as any of the following items (a) through (g):  (a) the failure by Customer to pay Service Fees, License Fees or other amounts due under this Agreement for ten (10) business days after such Service Fees, License Fees or other amounts (as applicable), are due; (b) any interference by Customer, Customer's business or any Customer Equipment with the business or equipment of any other customer, licensee or occupant in the Building (including, without limitation, the Building) for two (2) business days after Licensor's delivery of written notice to Customer of such interference; provided, however, if Licensor shall deliver two (2) notices of interference within any twelve (12) month period, then there shall be no cure period and a Default shall be deemed to have occurred; (c) with respect to any breach not described in (a) or (b) above, or (d), through (g) below, the failure by Customer to cure such breach within ten (10) days after receipt of written notice of such breach from Licensor; (d) the filing by Customer of a voluntary petition in bankruptcy or commences any voluntary proceeding relating to insolvency, receivership, liquidation, or composition or assignment for the benefit of its creditors; (e) Customer becomes the subject of an involuntary petition, in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation or composition or assignment for the benefit of creditors if such petition or proceeding is not dismissed within thirty (30) days of filing; (f) any “Default” specified elsewhere in this Agreement; or (g) any default by Customer under any other agreement relating to the Space or Building.

10.2           Licensor Remedies.  In the event of a Default, Licensor shall have the right to exercise all of its available rights and remedies at law and in equity.  Without limiting any other right or remedy available to Licensor, Licensor, at its sole election, shall have the right to (a) terminate this Agreement (or any Addenda, Order Forms and/or any other agreement between Customer and Licensor), and (b) require that Customer pay to Licensor, as additional damages, within ten (10) days of Licensor's delivery of its notice of such election: (i) an amount equal to the total of any and all discounts given Customer in connection with this Agreement, and (ii) since the contract damages suffered by Licensor would be extremely difficult, if not impossible, to determine, an amount equal to one-hundred percent (100%) of the Service Fees, License Fees and all other amounts payable for all of the remaining applicable term of this Agreement (and Customer acknowledges that the same is not deemed a penalty).  These damages shall be in addition to all of Licensor's other rights and remedies.  All rights, powers and remedies of Licensor under this Agreement and under any other agreement now or hereafter in force between Licensor and Customer shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Licensor by law, and the exercise of one or more rights or remedies shall not impair Licensor's right to exercise any other right or remedy.  Customer understands and agrees that in the event of any breach of this Agreement by Customer, Licensor may be irreparably and immediately harmed; accordingly, Licensor, in addition to all other rights and remedies, shall be entitled to seek injunctive relief to prevent breaches of this Agreement and/or specific performance to compel compliance with this Agreement.

10.3           Licensor Self-Help.  If Customer shall fail to pay any sum of money, other than fees, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed under this Agreement, Licensor may, but shall not be obligated to, without waiving or releasing Customer from any obligations of Customer, make any such payment or perform any such other act on Customer's part to be made or performed.  All sums so paid by Licensor and all reasonable incidental costs, together with interest thereon at the rate of ten percent (10%) per annum from the date of such payment by Licensor, shall be paid to Licensor by Customer on demand, and Licensor shall have (in addition to any other right or remedy of Licensor) the same rights and remedies in the event of the nonpayment thereof by Customer as in the case of default by Customer in the payment of Service Fees or License Fees.

10.4           Additional Termination Rights of Licensor. In the event of a Default, without limiting any other rights or remedies, Licensor shall have the right to deny Customer access to the Space and Building, suspend and terminate the provision of any Services and/or disconnect power to the Space and/or Customer Equipment.

   10.5           Licensor Default.  Licensor shall not be in default under this Agreement unless Licensor fails to perform obligations required of Licensor within thirty(30) days after written notice is delivered by Customer to Licensor and to the holder of any mortgages or deeds of trust (collectively, “Lender”) covering the Building whose name and address shall have theretofore been furnished to Customer in writing, specifying the obligation which Licensor has failed to perform; provided, however, that if the nature of Licensor's obligation is such that more than thirty (30) days are required for performance, then Licensor shall not be in default if Licensor or Lender commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.  In the event of any default by Licensor, Customer's exclusive remedies shall be an action for specific performance or action for actual damages (subject to the remaining limitations set forth in this Agreement).  Customer hereby waives the benefit of any laws granting it the right to perform Licensor's obligation (and Customer shall not be entitled to perform any of Licensor's obligations), or the right to terminate this Agreement on account of any Licensor default.

11.          REMOVAL; SECURITY INTEREST

11.1           Removal of Equipment/Security Agreement. Upon the expiration or earlier termination of this Agreement, Customer shall remove from the Space and Building all Customer Equipment and shall return the Space to Licensor in the same condition as it was when delivered to Customer, pursuant to a time schedule agreed upon by Licensor and Customer, or if no schedule is agreed upon, within five (5) days after the expiration date or termination date, as applicable. Customer shall not be permitted to remove any Customer Equipment or retrieve any stored data unless payment of all Service Fees, License Fees and other amounts due and payable to Licensor are current fully paid. If Customer fails to comply with this paragraph, Customer shall be responsible for all damages, costs and expenses incurred by Licensor, and the same shall be a holdover by Customer under Section 2.2 above. Customer agrees that Licensor shall have a security interest/lien on Customer’s Equipment, Customer's Technology and Customer’s stored data as security for payment of all Service Fees, License Fees and other amounts due and payable to Licensor.

11.2           Storage of Customer Equipment.  If Customer does not remove the Customer Equipment as required by this Agreement, Licensor may, without limiting any other rights or remedies, remove the Customer Equipment to a secure storage area, at Customer’s expense.  Licensor shall not be liable for any loss or damage caused to Customer or its Customer Equipment or other property resulting from such removal and storage.  If Licensor does not receive payment of all unpaid Service Fees, License Fees and other amounts due and payable to Licensor, and the cost of removal and storage within sixty (60) days after the end of the applicable Term, Licensor may, without notice to Customer, sell the Customer Equipment at public or private sale. The proceeds of such sale shall be applied to costs and to any amounts owing by Customer to Licensor, and any damages incurred by Licensor, and the balance, if any, shall be paid to Customer.

12.          MISCELLANEOUS PROVISIONS

12.1           Destruction of Building.  Licensor may terminate this Agreement by written notice to Customer in the event (a) the Building is wholly or partially damaged by fire, windstorm, tornado, flood or by similar causes or casualties, whether or not the Space or Services are affected, and one or more of the following conditions are present:  (i) in Licensor’s reasonable judgment, the repairs cannot be accomplished within 180 days after the date of discovery of the damage, (ii) the holder of any mortgage or deed of trust or a ground lessor requires the insurance proceeds be used for purposes other than the repair of the Data Center or requires that this Agreement be terminated, (iii) the damage is not fully covered by Licensor’s insurance, (iv) the damage occurs during the final 12 months of the Term, (v) If Licensor is unable to provide Services for a period in excess of thirty (30) consecutive days as a result of the damage in question, or (vi) the cost to repair exceeds $500,000 in the aggregate, or (b) all or any portion of the Building is taken by power of eminent domain, or Licensor grants a deed or other instrument in lieu of such taking.  If Licensor does not terminate this Agreement, Licensor shall have a reasonable time within which to rebuild or make any repairs.  Customer is responsible to repair and replace any damaged or destroyed Customer Equipment.  Licensor shall have no liability to Customer for any casualty, eminent domain or failure or suspension of Services or the Space, or for any annoyance, inconvenience, injury or damage related to such event or any repairs or restoration.  As a material inducement to Licensor entering into this Agreement, Customer irrevocably waives and releases its rights under the provisions of Sections 1932 and 1933 of the California Civil Code and Section 1265.130 of the California Code of Civil Procedure.

12.2           Force Majeure; Court Order.  This Agreement and the obligations of Customer hereunder shall not be affected or impaired because Licensor is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of Force Majeure Event and Licensor's obligations under this Agreement shall be forgiven and suspended by any such Force Majeure Event.  In addition, without limiting the foregoing, Licensor shall not be liable for its failure or delay in its performance under this Agreement if such failure or delay is in compliance with and pursuant to an order issued by a court (or other tribunal) of competent jurisdiction.

12.3           Governing Law; Dispute Resolution; Attorneys' Fees; Costs of Enforcement. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS. IN ANY ACTION OR PROCEEDING ARISING IN CONNECTION WITH THIS AGREEMENT, LICENSOR AND CUSTOMER HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN LOS ANGELES COUNTY IN THE STATE OF CALIFORNIA, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TO THE EXTENT PERMITTED BY LAW, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, THE RELATIONSHIP OF LICENSOR AND CUSTOMER, CUSTOMER’S USE OF THE SPACE, ANY SERVICES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. IN THE EVENT LICENSOR COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF SERVICE FEES OR LICENSE FEES (OR OTHER AMOUNTS DUE UNDER THIS AGREEMENT), CUSTOMER SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION. IN ANY ACTION TO ENFORCE THE TERMS OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY SUIT BY LICENSOR FOR THE RECOVERY OF SERVICE FEES, LICENSE FEES (OR OTHER AMOUNTS) OR POSSESSION OF THE SPACE, THE LOSING PARTY SHALL PAY THE SUCCESSFUL PARTY A REASONABLE SUM FOR ATTORNEYS' FEES AND COSTS IN SUCH SUIT AND SUCH ATTORNEYS' FEES AND COSTS SHALL BE DEEMED TO HAVE ACCRUED PRIOR TO THE COMMENCEMENT OF SUCH ACTION AND SHALL BE PAID WHETHER OR NOT SUCH ACTION IS PROSECUTED TO JUDGMENT.  CUSTOMER SHALL ALSO REIMBURSE LICENSOR, WITHIN TEN (10) DAYS AFTER DEMAND, FOR ALL COSTS INCURRED BY LICENSOR IN CONNECTION WITH ENFORCING ITS RIGHTS UNDER THIS AGREEMENT AGAINST CUSTOMER, INCLUDING WITHOUT LIMITATION, LEGAL FEES, EXPERTS' FEES AND EXPENSES, COURT COSTS AND CONSULTING FEES.

12.4           Security Deposit.  Licensor shall have the right to obtain from Customer a security deposit, which shall secure the compliance of Customer with the terms of this Agreement, in the amount indicated on the applicable Addendum or Order Form or other agreement executed by Licensor and Customer in connection with this Agreement.  If Licensor shall require a security deposit, such deposit shall be delivered to Licensor concurrently with Customer's execution and delivery of this Agreement or the applicable Addendum or Order Form or other agreement executed by Licensor and Customer in connection with this Agreement.  Licensor shall have the right to retain and/or apply that portion of the security deposit necessary to pay for any damages incurred by Licensor for Customer’s breach of this Agreement or Default or any other damages caused by any of the Customer Parties.  Customer shall immediately replenish any security deposit to the extent applied or used by Licensor.  If applicable, Customer hereby waives the provisions of Section 1950.7 of the California Civil Code and all other successor provisions of law, now or hereafter in effect, it being agreed that Licensor may, in addition, claim those sums specified in this Section 12.4 above and/or those sums reasonably necessary to compensate Licensor for any other loss or damage, foreseeable or unforeseeable, caused by the acts or omissions of any of the Customer Parties.  Licensor shall not be required to keep the security deposit in trust, segregate it or keep it separate from Licensor's general funds, but Licensor may commingle the security deposit with its general funds and Customer shall not be entitled to interest on such deposit.

12.5           Severability; Waiver.  In the event any provision of this Agreement is held by a tribunal of competent jurisdiction to be contrary to any law or regulation, the remaining provisions of this Agreement will remain in full force and effect.  The Parties shall not be deemed to waive any of their rights or remedies under this Agreement unless such waiver is in writing and signed by the party to be bound.  The waiver of any breach or default of this Agreement will not constitute a waiver of any subsequent breach or default.

12.6           Assignment.  This Agreement and the rights accorded Customer under this Agreement (including, without limitation, any Addenda or Order Forms), are personal to Customer and may not be assigned, sub-licensed, or otherwise transferred by Customer (each a “Transfer”) in any fashion, regardless of whether such an arrangement is characterized as an assignment, a sub-license, a colocation agreement or any other agreement, without the prior written consent of Licensor, which consent may be withheld in Licensor’s sole and absolute discretion.  Licensor may, in its sole and absolute discretion, require any transferee to execute documentation acceptable to Licensor in connection with the applicable Transfer, including, without limitation, an assumption agreement whereby the transferee assumes all of Customer's liabilities, duties and obligations under this Agreement.  In any event, no Transfer shall relieve or release Customer of its obligations, duties or liabilities under this Agreement and Customer shall be jointly and severally liable with the transferee(s) in question.  Whether or not Licensor consents to any proposed Transfer, Customer shall pay Licensor's reasonable review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys', accountants', architects', engineers' and consultants' fees) incurred by Licensor, within thirty (30) days after written request by Licensor.  Licensor may, in its sole and absolute discretion, assign this Agreement and/or delegate its obligations under this Agreement in whole or in part without obtaining the consent of Customer or any other party.  In the event of any transfer or termination of Licensor's interest in the Space or the Building by sale, assignment, transfer, foreclosure, deed-in-lieu of foreclosure or otherwise whether voluntary or involuntary, Licensor shall be automatically relieved of any and all obligations and liabilities on the part of Licensor from and after the date of such transfer or termination, including furthermore without limitation, the obligation of Licensor to return any security deposit, provided said security deposit is transferred to said transferee.  Customer agrees to attorn to the transferee upon any such transfer and to recognize such transferee as the licensor under this Agreement and Customer shall, within five (5) days after request, execute such further instruments or assurances as such transferee may reasonably deem necessary to evidence or confirm such attornment.

12.7           Notices.  Any notice or communication required or permitted to be given under this Agreement may be delivered by hand, sent by overnight courier, sent by United States certified mail, return receipt requested, or sent by facsimile, at the addresses set forth in the Addendum(s) or at such other address as may hereafter be furnished in writing to the other party.  Such notice will be deemed to have been given as of the date it is delivered.

12.8           Relationship of Parties.  Licensor and Customer are independent of one another and this Agreement will not establish any partnership, joint venture, employment, franchise or agency between Licensor and Customer.

12.9           Entire Agreement; Counterparts.  This Agreement (including, without limitation, all applicable Addenda and Order Forms) constitutes the complete and exclusive agreement between the Parties with respect to the subject matter hereof, and supersedes and replaces any and all prior or contemporaneous discussions, negotiations, understandings and agreements, written and oral, regarding such subject matter.  This Agreement may be executed in counterparts, each of which, when combined, shall constitute one agreement.

12.10         Language.  If this Agreement is translated into another language, the translation is solely for the convenience of the Customer and the provisions of the version of this Agreement set forth in English shall prevail for all purposes.

12.11         Headings.  Headings used in this Agreement are for reference only.

12.12         Binding Effect.  This Agreement will bind and inure to the benefit of each party and each party’s successors and permitted assigns.

12.13         Delivery of Certificate.  Customer shall, at any time and from time to time, upon not less than ten (10) days' prior written notice from Licensor, execute, acknowledge and deliver to Licensor a statement in writing certifying the following information, (but not limited to the following information in the event further information is requested by Licensor): (i) that this Agreement (including all Addenda and Order Forms) is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Agreement (including all Addenda and Order Forms), as modified, is in full force and effect); (ii) the dates to which the Service Fees, License Fees and other charges are paid in advance, if any; (iii) the amount of Customer's security deposit, if any; and (iv) acknowledging that there are not any uncured defaults on the part of Licensor under this Agreement (including, without limitation, all Addenda and Order Forms), and no events or conditions then in existence which, with the passage of time or notice or both, would constitute a default on the part of Licensor under this Agreement (including all Addenda and Order Forms), or specifying such defaults, events or conditions, if any are claimed. It is expressly understood and agreed that any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Building. Customer's failure to deliver such statement within such 10-day period shall constitute an admission by Customer that all statements contained therein are true and correct.  Additionally, Customer's failure to deliver such statement within such 10-day period shall constitute a Default by Customer under this Agreement.

12.14         Real Estate Investment Trust. If the ownership of the Building (or the general partner or manager thereof) is in a Real Estate Investment Trust, then if Licensor so elects, in its sole and absolute discretion, all Service Fees, License Fees and other amounts to be paid to Licensor under this Agreement (collectively referred to in this paragraph as “Rent”) shall qualify as “rents from real property” within the meaning of Section 856(d) of the Internal Revenue Code of 1986, as amended (the “Code”) and the U.S. Department of Treasury Regulations promulgated thereunder (the “Regulations”).  Should the Code or the Regulations, or interpretations thereof by the Internal Revenue Service contained in Revenue Rulings, be changed so that any Rent no longer qualifies as “rent from real property” for the purposes of Section 856(d) of the Code and the Regulations promulgated thereunder, other than by reason of the application of Section 856(d)(2)(B) or 856(d)(5) of the Code or the Regulations relating thereto, if Licensor so elects, in its sole and absolute discretion, such Rent shall be adjusted so that it will so qualify; provided, however, that if Licensor so elects, in its sole and absolute discretion, any adjustments required pursuant to this paragraph shall be made so as to produce the equivalent (in economic terms) Rent as payable prior to such adjustment.

12.15         Office of Foreign Assets Control.  Customer certifies to Licensor that Customer is not entering into this Agreement, nor acting, for or on behalf of any person or entity named as a terrorist or other banned or blocked person or entity pursuant to any law, order, rule or regulation of the United States Treasury Department or the Office of Foreign Assets Control.  Customer hereby agrees to indemnify, defend and hold the Indemnified Parties harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, and losses arising from or related to any breach of the foregoing certification.  Without limiting Section 12.22 below, the provisions of this Section 12.15 shall expressly survive the expiration or earlier termination of this Agreement.

12.16         Financial Statements.  Within ten (10) days after Customer's receipt of Licensor's written request from time to time, Customer shall provide Licensor with current financial statements of Customer and financial statements for the two (2) calendar or fiscal years (if Customer's fiscal year is other than a calendar year) prior to the current financial statement year.  Any such statements shall be prepared in accordance with generally accepted accounting principles and, if the normal practice of Customer, shall be audited by an independent certified public accountant.

12.17         Subordination.  Customer accepts this Agreement subject and subordinate to any mortgage, deed of trust, ground lease or other lien presently existing or hereafter arising upon the Space or Building and to any renewals, modifications, consolidation, refinancing, and extensions thereof.  This provision is hereby declared to be self-operative and no further instrument shall be required to effect such subordination of this Agreement; provided, however, Customer shall, within ten (10) days after Licensor's written request therefor, execute, acknowledge and deliver upon request any and all documents or instruments requested by Licensor to assure the subordination of this Agreement to any such mortgages, deed of trust, leasehold estates or other liens.  Notwithstanding the foregoing, if the lessor under any such lease or the holder or holders of any such mortgage or deed of trust shall advise Licensor that they desire or require this Agreement to be prior and superior thereto, upon written request of Licensor to Customer, Customer agrees to promptly execute, acknowledge and deliver any and all documents or instruments which Licensor or such lessor, holder or holders deem necessary or desirable for purposes thereof.

12.18         Condition of Space and Building.  Customer accepts and shall use the Space and Building “As Is”, “With All Faults”, “without any representations or warranties”.  Customer hereby waives subsection 1 of Section 1932 and Sections 1941 and 1942 of the Civil Code of California or any successor provision of law.  Customer waives any right to perform any obligations of Licensor.

12.19         Other Taxes.  Customer shall pay, prior to delinquency, all taxes assessed against or levied upon any Customer Equipment or any of Customer's other personal property located in the Space or Building.  In the event any or all of Customer's personal property shall be assessed and taxed with property of Licensor and, as a result, taxes for the Building are increased, Customer shall pay to Licensor, within ten (10) days after delivery to Customer by Licensor of a written statement setting forth such amount, the amount of such taxes applicable to Customer's property.  Customer shall assume and pay to Licensor at the time Service Fees or License Fees next becoming due (or if assessed after the expiration or earlier termination of the Term, then within ten (10) days), any excise, sales, use, rent, occupancy, garage, parking, gross receipts or other taxes (other than net income taxes) which may be assessed against or levied upon Licensor on account of the licensing of the Space, Services or Building or the payment of Service Fees, License Fees or any other sums due or payable hereunder, and which Licensor may be required to pay or collect under any law now in effect or hereafter enacted.  In addition to Customer’s obligation pursuant to the immediately preceding sentence, Customer shall pay directly to the party or entity entitled thereto all business License Fees, gross receipts taxes and similar taxes and impositions which may from time to time be assessed against or levied upon Customer, as and when the same become due and before delinquency.

 Without limiting any of Customer's other obligations, with respect to Customer Equipment (and any other property of Customer), Customer shall be solely responsible to timely pay all taxes, consignment charges, importing and exporting fees, customs charges and duties, tariffs, shipping charges, freight charges, and all other charges, taxes, fees, duties and amounts relating to importing/exporting, delivery, shipping and/or  inter-country/inter-state/cross-border transfers (all of the foregoing collectively referred to herein as “Importing Charges”).  Customer shall ensure that all Importing Charges are timely paid, and that, prior to delivery of any Customer Equipment (or other customer property) to the Building, all Importing Charges have been paid to all applicable parties (including, without limitation, shipping companies and governmental entities).  Without limiting any other remedies, Licensor may, without liability, in Licensor's sole and absolute discretion, (a) refuse, reject and turn away delivery of Customer Equipment (and other Customer property) at or to the Building (including, without limitation, in connection with any international shipments) in the event Licensor determines in good faith that Licensor or any of the other Indemnified Parties may incur cost or liability in connection with Importing Charges (and Customer hereby holds harmless and waives all claims against Licensor and the other Indemnified Parties in connection therewith, including, without limitation, as a result of any wrongful rejection), and/or (b) pay (whether voluntarily or involuntarily) any Importing Charges to the party requesting the same, subject to Customer's reimbursement obligations set forth below. Customer also hereby indemnifies, defends and holds harmless Licensor and the other Indemnified Parties from and against any and all charges and claims for Importing Charges relating to Customer Equipment or any other property of Customer.  The foregoing provisions of this paragraph shall apply notwithstanding any acceptance, signature and/or payment by Licensor or any other Indemnified Party, and neither Licensor nor any other Indemnified Party shall be responsible for any wrongful acceptance or rejection of delivery, or any wrongful payment of (or refusal to pay) Importing Charges.  In the event Licensor or any other Indemnified Party incur any Importing Charges in connection with Customer Equipment or any other property of Customer (including, without limitation, in connection with any wrongful acceptance of delivery and/or return of shipments), including, without limitation, as a result of Licensor's direct payment of any Importing Charges, then Customer shall reimburse the applicable party for all Importing Charges within ten (10) days after demand; failure of Customer to so timely reimburse shall constitute a Default under this Agreement, and Licensor may exercise all rights and remedies in connection therewith.  Neither Licensor nor any other Indemnified Party shall have any obligation to inquire or investigate as to whether payment, or acceptance or rejection of delivery is proper, or whether any Importing Charges have been or should be paid.

12.20         Parking; Signage.  Customer shall have no rights to any parking at the Building, and Licensor shall not be obligated to provide any parking.  Customer shall not inscribe an inscription, or post, place, or in any manner display any sign, notice, picture, placard or poster, or any advertising matter, anywhere in or about the Space or Building.

12.21         Brokers.  In connection with this Agreement, Customer warrants and represents that it has not had any dealings with any person or entity who is or might be entitled to a commission, finder's fee or other like payment in connection herewith and does hereby indemnify, defend and agree to hold the Indemnified Parties harmless from and against any and all losses, liabilities, costs and expenses that Licensor may incur should such warranty and representation prove incorrect, inaccurate or false.  Without limiting Section 12.22 below, the provisions of this Section 12.21 shall expressly survive the expiration or earlier termination of this Agreement.

12.22         Survival.  Any obligations of Customer under this Agreement shall survive the expiration or earlier termination of this Agreement.

12.23         Confidentiality.  Customer acknowledges that the content of this Agreement and any related documents are confidential information.  Customer shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Customer's financial and legal consultants.

12.24         Time is of the Essence.  Each of Customer's covenants herein is a condition and time is of the essence with respect to the performance by Customer of every provision of this Agreement.

12.25         Facsimile & PDF Signatures.  Delivery of signatures by facsimile shall have the same force and effect as original ink signatures. Additionally, signatures delivered by electronic mail in PDF or similar scanned format shall have the same force and effect as original ink signatures.

12.26         Internet/Online Orders.  Customer represents, warrants and covenants that any person completing and/or submitting and/or executing any orders or service requests on behalf of Customer by way of the Internet or other electronic or online means (including but not limited to via the Customer Resource Center), has the unconditional authority to do so on Customer’s behalf and any such orders or service requests shall be binding on Customer, regardless of whether the person in question has actual, apparent or other authority and Customer hereby agrees that it shall be unconditionally prohibited and estopped from asserting otherwise, at any time.

13.          DEFINITIONS

“Addendum” means any mutually agreed upon Addendum (as the same may be amended from time to time), executed by Licensor and Customer, in connection with this Agreement. Any Addendum executed by Licensor and Customer in connection with this Agreement shall be deemed a part of this Agreement, including, without limitation, any additional obligations set forth therein. Any Addendum executed by Licensor and Customer in connection with this Agreement shall be read together with this Agreement to avoid inconsistent interpretations. However, in the event of irreconcilable conflicts between the terms of this Agreement and the terms of any Addendum, the terms of this Agreement shall control. The term of this Agreement for any Space or Services specified on the applicable Addendum shall commence and expire on the date(s) set forth in the applicable Addendum (subject to earlier termination by Licensor in accordance with the terms of this Agreement).  With respect to a Service not being provided on a continuous basis, the term of this Agreement for that Service shall expire on the date the Service is provided, at Licensor’s option, in its sole and absolute discretion. In the event that Licensor continues to provide a Service after the expiration date for that Service set forth on the applicable Addendum, then, at Licensor's option, in its sole and absolute discretion, the applicable Service shall be provided on a month-to-month basis at Licensor’s then-current rates, as determined by Licensor in its sole and absolute discretion, and in accordance with all other terms and conditions of this Agreement.  All obligations, duties and liabilities of Customer under this Agreement shall fully apply to all matters set forth in all Addenda.

“Building” means that certain building at 900 N. Alameda Street, Los Angeles, California, together with all appurtenances, common areas and parking facilities relating thereto; provided, however, Licensor may, in its sole and absolute discretion, from time to time, modify the definition of the Building.

“Confidential Information” means any information disclosed by either party to the other party, directly or indirectly, in writing, orally or by inspection of tangible objects that is designated as “Confidential”, “Proprietary” or some other similar designation.

“Customer Equipment” means the Customer’s computer and network hardware (not including stored data) and all other tangible equipment placed by or on behalf of Customer in the Space and/or Building (including, without limitation, cabling and wiring and contents belonging to Customer that are placed in any conduit or innerduct that is part of the Space).  The Customer Equipment shall be identified by Customer on a list delivered by Customer to Licensor, which shall be subject to Licensor's prior written reasonable approval.  Any proposed changes to such list shall be provided, from time to time to Licensor for its reasonable approval.

“Customer Resource Center” means any website (currently http://apps.crgwest.com/login.aspx) and/or other remote computer access that may be designated by Licensor from time to time, in its sole and absolute discretion, by which customer may order Services for the Space; provided, however, Licensor makes no representations or warranties in connection with the Customer Resource Center, and shall have no liability in connection with the Customer Resource Center (including, without limitation, as a result of breakdowns, lost data, lost orders, failures or malfunctions), and Customer shall use the same, if at all, at Customer's own risk. Licensor may, in its sole and absolute discretion, from time to time, modify, suspend or discontinue the Customer Resource Center.

 “Force Majeure Event” is any cause beyond Licensor’s reasonable control or anticipation, including, without limitation, acts of war, acts of God, terrorism, earthquake, hurricanes, flood, fire or other casualty, embargo, riot, sabotage, labor shortage or dispute, governmental act, insurrections, epidemics, quarantines, inability to procure materials or transportation facilities, failure of power, restrictive governmental laws or regulations, condemnation, failure of the Internet or other reason of a like or unlike nature that is beyond the reasonable control of Licensor.

“License Fees” means charges for the license of the Space, as identified in the applicable Addendum and/or Order Form and/or other documents executed by Customer and Licensor in connection herewith, as applicable.

“Order Form” means the work order form or forms (as the same may be amended from time to time), executed by both Licensor and Customer, setting forth, among other things, the scope of service and/or Service Fees for a Service to be provided to Customer by Licensor. Customer represents, warrants and covenants that any person completing and/or submitting and/or executing any Order Form on behalf of Customer (including but not limited to via the Customer Resource Center), has the unconditional authority to execute the Order Form on Customer’s behalf and that, upon such execution, the Order Form will be binding against Customer, regardless of whether the person in question has actual, apparent or other authority and Customer hereby agrees that it shall be unconditionally prohibited and estopped from asserting otherwise, at any time. Order Forms executed by both Licensor and Customer in connection with this Agreement shall be deemed a part of this Agreement, including, without limitation, any additional obligations set forth therein. Any Order Form executed by Licensor and Customer in connection with this Agreement shall be read together with this Agreement and any Addendum thereto to avoid inconsistent interpretations. However, in the event of irreconcilable conflicts between the terms of this Agreement or the terms of any Addendum thereto and an Order Form executed by Licensor and Customer in connection with this Agreement, the terms of this Agreement and/or the Addendum shall control. Unless specifically stated to the contrary in any applicable Addendum or this Agreement, the term of this Agreement for a particular Service shall commence and expire on the date(s) set forth in the Order Form  (subject to earlier termination by Licensor in accordance with the terms of this Agreement). With respect to a Service not being provided on a continuous basis, the term of this Agreement for that Service shall expire on the date the Service is provided, at Licensor’s option, in its sole and absolute discretion. In the event that Licensor continues to provide a Service after the expiration date for that Service set forth on the applicable Order Form, then, at Licensor's option, in its sole and absolute discretion, the applicable Service shall be provided on a month-to-month basis at Licensor’s then-current rates, as determined by Licensor in its sole and absolute discretion, and in accordance with all other terms and conditions of this Agreement. All obligations, duties and liabilities of Customer under this Agreement shall fully apply to all matters set forth in all Order Forms.

“Service Fees” means charges for Services, as identified in the applicable Addendum and/or Order Form and/or other documents executed by Customer and Licensor in connection herewith, as applicable.

“Services” means all services expressly set forth in the applicable Addendum, Order Form or other agreement executed by Licensor and Customer in connection with this Agreement, including without limitation (but only to the extent expressly set forth in the applicable Addendum or Order Form, or other agreement executed by Licensor and Customer in connection with this Agreement, as applicable); (i) Colocation services, (ii) AC Power (i.e., alternating current power service and, to the extent applicable, uninterruptible power supply service); (iii) MDF Services (e.g., cross-connections through a main distribution frame); (iv) DC Power (i.e., direct current power service); (v) Clocking Service (i.e., clocking source for Customer networks through a managed Stratum II clocking system); (vi) EasyMUX Service (i.e., managed multiplexing and de-multiplexing service at a variety of connection speeds for grooming and aggregation of circuits); (vii) Media Conversion Service (i.e., managed media conversion service that extends the traditional reach limitations of Time Division Multiplexed and Ethernet circuits); (viii) Build-Out Service (i.e., build-out services, including demolition and clean-up, site preparations, electrical and lighting, layout implementation and finish out of space); (ix) Rack-and-Stack Service (i.e., basic installation services for Customer equipment, including racks, cabinets, cable trays, ladder racks and equipment chassis); (x) Wiring Services (i.e., providing connections using cables); (xi) Remote Hands Service (i.e., repair, maintenance and other services activated remotely); and (xii) Any2 IX Subscriber Services (facilitation of connections to other subscribers via an unprotected portal). Except to the extent expressly set forth to the contrary in the applicable Addendum, Order Form or other agreement executed by Licensor and Customer in connection with this Agreement, and except for Building-standard lighting and general cooling as may be provided by Licensor in the Building from time to time (in its sole and absolute discretion), under no circumstances shall Services include water, electricity, sewer, fuel, gas, heating, ventilation, air conditioning, telephone or any other utility (collectively, the “Utilities”), it being acknowledged and agreed that, except to the extent expressly set forth in the applicable Addendum, Order Form or other agreement executed by Licensor and Customer in connection with this Agreement, Licensor shall have no obligation to furnish or make available any Utilities (and shall otherwise not have any obligations, duties or liabilities in connection with Utilities) and that Customer shall contract directly and timely pay (prior to delinquency) for all Utilities, together with any and all taxes, penalties, surcharges and similar charges relating to such Utilities; provided, however, if Licensor provides or makes available (in its sole and absolute discretion) any Utilities to Customer, then, except as may be expressly set forth to the contrary in the applicable Addendum, Order Form or other agreement executed by Licensor and Customer in connection with this Agreement, Customer shall pay to Licensor, within ten (10) days after demand (which demand may be made from time to time and at any time), the standard charges that Licensor charges for the same, and, if no such standard charges exist for a particular Utility, then all costs and expenses relating to the applicable Utility, plus an administrative fee in the amount of ten percent (10%) of such costs and expenses.  Licensor may, in its sole and absolute discretion, cause utility meters and/or submeters to be installed to measure the amount of any Utilities used and/or consumed by Customer and/or any of the other Customer Parties; the cost of any such meters and submeters and of installation, maintenance and repair thereof shall be paid for by Customer within ten (10) days after demand (which demand may be made from time to time and at any time), and Customer shall pay for the applicable Utilities pursuant to the above provisions of this paragraph.

“Space” means that portion or those portions of the Building made available to Customer as specified in the Addendum or Order Form, or other agreement executed by Licensor and Customer in connection with this Agreement, as applicable, including, without limitation, any applicable cage, cabinet, rack, conduit space and/or innerduct space.

“Technology” with respect to any party means such party’s proprietary technology, including Services, software tools, hardware designs, algorithms, software (in source and object forms), user interface designs, architecture, class libraries, objects and documentation (both printed and electronic), network designs, know-how, business methods, and any related intellectual property rights throughout the world (whether owned by such party or licensed to such party from a third party) and also including any derivatives, improvements, enhancements or extensions of Technology conceived, reduced to practice, or developed by such party or a related party.

“Term” means the term of this Agreement with respect to a particular Service or the Space, as applicable, as set forth in an Addendum, Order Form and/or any other agreement between Customer and Licensor in connection with this Agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

CUSTOMER:

DIGITAL DOMAIN INC.

By:_____________________________________
Name:___________________________________
Its:______________________________________
Date:____________________________________

LICENSOR:

TCG/EURIS ALAMEDA, L.P., a Delaware limited partnership

By:_______________________________________
Name:  ____________________________________
Title:  _____________________________________
Date:  _____________________________________